Exhibit 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 18, 2006, is entered into between WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as Congress Financial Corporation (Southwest), “Lender”), and CITI TRENDS, INC., a Delaware corporation (“Borrower”).

RECITALS

A.            Borrower and Lender have previously entered into that certain Loan and Security Agreement dated April 2, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated June 22, 2000, that certain Second Amendment to Loan and Security Agreement dated November 30, 2000, that certain letter agreement dated August __, 2001 regarding Borrower’s name change, that certain Third Amendment to Loan and Security Agreement dated January ___, 2003, and that certain Fourth Amendment to Loan and Security Agreement and Consent dated February 9, 2005 (as amended, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrower has requested that Lender amend the Loan Agreement as more particularly set forth herein, and Lender is willing to amend the Loan Agreement upon the terms and conditions set forth below.

C.            Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Loan Agreement.

(a)           The following definition is hereby added to Section 1 in respective alphabetical order:

“‘Permitted Divestitures’ shall mean, with respect to Hampshire Equity Partners, L.P., a divestiture of any or all of its issued and outstanding voting stock of Borrower through (i) distribution(s) to the limited partners of Hampshire Equity Partners, L.P., (ii) sale(s) into the public market, (iii) private transaction(s), provided, that, such private transaction(s) do not result in an acquirer obtaining a controlling position in the Borrower, or (iv) any combination of (i), (ii) and (iii).”

(b)           Section 8.9(a) is hereby amended and restated in its entirety to read as follows:

“(a)         All issued and outstanding shares of capital stock of Borrower have been duly authorized and are fully paid and non-assessable.”

(c)           Section 9.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.12       Transactions with Affiliates.  Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm’s length transaction with an unaffiliated person.”

(d)           Section 10.1(l) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(l)          Hampshire Equity Partners, L.P. shall own or otherwise control less than 40% of all issued and outstanding voting stock of Borrower; provided, however, that an Event of Default will not occur if Hampshire Equity Partners, L.P. owns or otherwise controls less than 40% of all issued and outstanding voting stock of Borrower as a result of their participation in one or more Permitted Divestitures.”

2.             Effectiveness of this Amendment.  Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective, and before Lender is required to extend any credit to Borrower as provided for by this Amendment.

(a)           Amendment.  This Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Representations and Warranties.  The representations and warranties set forth herein and in the Loan Agreement, as amended hereby, must be true and correct.

(c)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

3.             Representations and Warranties.  Borrower represents and warrants as follows:

(a)           Authority.  Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Financing Agreement, as amended hereby, (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e)           No Default.  After giving effect to this Amendment, no event has occurred and is continuing that constitutes an Event of Default.

(f)            No Duress.  This Amendment has been entered into without force or duress, of the free will of Borrower.  Borrower’s decision to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision.

(g)           Counsel.  Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

4.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York (without giving effect to principals of conflicts of law).

5.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.             Reference to and Effect on the Financing Agreements.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as results from giving effect hereto or otherwise as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)           To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7.             Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

8.             Estoppel.  To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, after giving effect to this Amendment, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

9.             Integration.  This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.           Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

CITI TRENDS, INC.

By:	/s/ Thomas W. Stoltz
Name:	Thomas W. Stoltz
Title:	Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Mark Galovic
Name:	Mark Galovic
Title:	Vice President